Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Hertz Corporation

Park Ridge, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 21, 2011, relating to the consolidated financial statements of Donlen Corporation and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

January 30, 2013